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                                    UNITED STATES


                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549


                                     FORM 8-K/A
                                  (AMENDMENT NO. 1)

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): February 9, 1998


                               TRIARC COMPANIES, INC.
                 (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-2207                    38-0471180
      (State or other              (Commission                 (IRS Employer
      jurisdiction of             File Number)              Identification No.)
      incorporation)


                          280 Park Avenue
                        New York, New York                  10017
             (Address of Principal Executive Offices)    (Zip Code)


         Registrant's telephone number, including area code:  (212) 451-3000




                            -----------------------------
                         (Former Name or Former Address, if
                             Changed Since Last Report)



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        The  statements  in this  Current  Report  on Form  8-K/A  that  are not historical facts,  including,  most importantly,  those statements  preceded by,
followed  by,  or  that  include  the  words   "may,"   "believes,"   "expects,"
"anticipates," or the negation thereof, or similar expressions, constitute "forward-looking statements" that involve risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any outcomes expressed or implied by such forward-looking statements. For those statements, Triarc claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Art of 1995. Such factors include, but are not limited to, the following: success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; acceptance of new product offerings; changing trends in consumer tastes; the success of multi-branding; availability, location and terms of sites for restaurant development; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital;
business  abilities  and  judgment  of  personnel;   availability  of  qualified
personnel; labor and employee benefit costs; availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; regional weather conditions; changes in wholesale propane prices; the costs and other effects of legal and administrative proceedings; pricing pressures resulting from competitive discounting; general economic, business and political conditions in the countries and territories where Triarc operates; the
impact  of  such   conditions  on  consumer   spending;   and  other  risks  and
uncertainties detailed in Triarc's other current and periodic filings with the Securities and Exchange Commission. Triarc will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM 5.        OTHER EVENTS.

        On February 9, 1998, Triarc completed the sale of $360 million principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures due 2018 (the "Debentures") in a private placement. Such amount included the exercise in full by the purchaser of its option to purchase an additional $90 million principal amount at maturity of Debentures. In addition, in connection with the consummation of the sale of the Debentures, Triarc purchased from the purchaser of the Debentures (the "Stock Purchase") one million shares of its Class A Common Stock for an aggregate purchase price of approximately $25.6 million.

        The Debentures are convertible into Triarc's Class A Common Stock at a conversion rate of 9.465 shares per $1,000 principal amount at maturity, which represents an initial conversion price of approximately $29.40 per share of Class A Common Stock. The conversion price will increase over the life of the Debentures at 6.5% per annum computed on a semi-annual bond equivalent basis. The conversion of all of the Debentures into Class A Common Stock would result in the issuance of approximately 3.4 million shares of Class A Common Stock.

        Neither the Debentures, nor the Class A Common Stock issuable upon conversion, were registered initially under the Securities Act of 1933, as amended, and may not be offered or sold within the United States unless so registered or in a transaction not subject to the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Debentures or the Class A Common Stock.


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        A copy of the Indenture and Registration  Rights  Agreement  relating to the Debentures, and the press release with respect to the closing of the transactions are being filed herewith.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits

             4.1 Indenture dated as of February 9, 1998 between Triarc Companies, Inc. and The Bank of New York, as Trustee.

             4.2 Registration Rights Agreement dated as of February 4, 1998 by and among Triarc and Morgan Stanley & Co. Incorporated.

             99.1   Press Release dated February 9, 1998



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                                     SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TRIARC COMPANIES, INC.




Date: March 6, 1998                          By:    Brian L. Schorr
                                                    ---------------
                                                    Brian L. Schorr
                                                    Executive Vice President
                                                       and General Counsel




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                                       EXHIBIT

Exhibit
No.                     Description                                    Page No.

4.1      Indenture dated as of February 9, 1998 between Triarc
         Companies, Inc. and The Bank of New York, as Trustee.

4.2      Registration Rights Agreement dated as of February 4,
         1998 by and among Triarc and Morgan Stanley & Co.
         Incorporated.

99.1     Press release dated February 9, 1998







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